EXHIBIT 23.2


                          INDEPENDENT AUDITOR'S CONSENT

We consent to the use in the Form S-8 Registration Statement of Central Wireless, Inc of our report dated April 26, 2002, accompanying the consolidated financial statements of e resources inc. (which name was subsequently changed to Central Wireless Inc.), contained, by reference, in such Registration Statement.


HEIN + ASSOCIATES LLP
Dallas, Texas
March 5, 2003